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                                                                   EXHIBIT 10(p)
                               HARSCO CORPORATION

                   1995 EXECUTIVE INCENTIVE COMPENSATION PLAN

                     AUTHORIZATION, TERMS, AND CONDITIONS OF
                             ANNUAL INCENTIVE AWARDS
                    (AS AMENDED AND RESTATED JANUARY 1, 2001)



1.     Purposes of Annual Incentive Awards

       The grant of Annual Incentive Awards ("Awards") under the 1995 Executive Incentive Compensation Plan is intended to further the profitable growth of Harsco Corporation (the "Company") by offering a short-term incentive opportunity, in addition to base salary, to officers and key corporate and divisional employees of the Company and its subsidiaries who are largely responsible for such growth, to the benefit of the Company's stockholders. Such Awards are expected to encourage recipients to improve their performance and remain with the Company and its subsidiaries, and that the possibility of such awards will encourage other qualified persons to seek and accept employment with the Company and its subsidiaries.

2.     Overview

       This document (the "Authorization") sets forth the authorization, terms, and conditions of Awards under the Company's 1995 Executive Incentive Compensation Plan (the "1995 Plan"), as determined by the Management Development and Compensation Committee (the "Committee"). The terms of this Authorization are subject to, and qualified in their entirety by reference to, the 1995 Plan, including Section 6(h) of the 1995 Plan setting forth terms relating to Awards. If any terms of this Authorization are inconsistent with the terms of the 1995 Plan, the terms of the 1995 Plan shall control. Terms used in this Authorization but not otherwise defined herein shall have the meanings ascribed to such terms in the 1995 Plan.

3.     Definitions

       In addition to terms defined in Sections 1 and 2 hereof, the following terms shall be defined as set forth below:

       3.1 Award Potential means the range of amounts, denominated in cash, that may be deemed to be earned upon achievement of Performance Objectives, as set forth in Section 4.1. The terms Maximum and Target Award Potential have the meanings set forth in Section 4.1, and the term Earned Award Potential has the meaning set forth in Section






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       5.1.   Award Potentials are hypothetical amounts intended solely to provide a means of valuing Awards for purposes of settlement.

       3.2 Base Salary means salary actually earned by a Participant during the Performance Year to which the Award relates (as distinct from the annual salary rate in effect at the end of such Performance
              Year). This amount excludes payments resulting from awards authorized under the Company's Annual and Long-Term Incentive Plans prior to 1995 and payments under the 1995 Plan, the Authorization, or Awards thereunder.

       3.3 Cause means (i) the willful and continued failure by the Participant to perform substantially his or her duties with the Company or a subsidiary (other than such failure resulting from the Participant's incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct, or (iii) the willful engaging by the Participant in conduct in violation of any provision of the Code of Conduct or other published policies of the Company, or (iv) the willful engaging by the Participant in any act of serious dishonesty which adversely affects, or in the reasonable estimation of the Committee, could in the future adversely affect, the value, reliability or performance of the Participant to the Company. For purposes of this definition, no act, or failure to act, on the part of the Participant shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in, or not opposed to, the best interests of the Company.

       3.4 Eligible Unit means the Company as a whole or any department, division, subsidiary, or other business unit or function of the Company for which separate operational results may be available to the Committee, as specified by the Committee.

       3.5 Fair Market Value of Common Stock as of any given date means the average of the high and the low sale prices of a share of common stock reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such prices are reported for such date, on the most recent trading day prior to that date for which such prices were reported.

       3.6 Normal Retirement means retirement at or after age 62 with at least 30 years of service, or at or after age 65.

       3.7 Participant means an officer of the Company (including division officers).







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       3.8    Performance Objective means the business criteria and minimum, targeted, and maximum Performance Levels with respect to such business criteria required to be achieved during a Performance Year as conditions to the settlement of an Award, and other related terms, as set forth in Section 4.2.

       3.9 Performance Level means a specified measure of achievement with respect to a business criteria, required in connection with a Performance Objective, as set forth in Section 4.2.

       3.10 Performance Year means the fiscal year or other specified period during which the achievement of Performance Objectives with respect to a given Award shall be measured.

       3.11 Restricted Stock means Restricted Stock granted in settlement of a specified portion of an Award, subject to the terms of the 1995 Plan and this Authorization. Common Stock issued or delivered as Restricted Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares.

       3.12 Restricted Period shall have the meaning set forth in Section 6.1 hereof.

       3.13 Salary Level means the numbered category assigned to each Participant for purposes of determining annual salary rate under the Company's executive compensation program, as of the end of the Performance Year to which an Award relates.

       3.14 Termination means a termination of employment immediately after which the Participant is not an employee of the Company or any subsidiary. Conversion from full-time or part-time employment or a leave of absence from employment, if approved by the Committee, shall not be deemed to be a Termination for purposes of this Authorization.

4.     Awards, Award Potentials, and Performance Objectives

       The Committee may authorize Awards for a given Performance Year for eligible officers of the Company. The authorization of an Award for a Participant will confer upon such Participant a conditional right to receive cash upon achievement of Performance Objectives specified for the Participant. Each Award shall relate to a single Performance Year specified by the Committee.







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       4.1    Award Potential; Maximum and Target Award Potentials. The Award
              Potential for each Award shall range from zero to a maximum amount equal to the Participant's Base Salary multiplied by his or her Salary Level multiplied by 0.03(1), such maximum amount being designated the Maximum Award Potential. Within this range, the Award Potential equal to 67% of the Maximum Award Potential shall be designated as the Target Award Potential.

       4.2 Performance Objectives. For each Award, the Committee shall specify Performance Objectives, which shall be set forth in one or more exhibits which may be from time to time appended to this Authorization. The Performance Objectives specified in a given exhibit may apply to one or more Participants, including groups of Participants working for an Eligible Unit. Each such exhibit shall set forth the following, in any format deemed appropriate by the
              Committee:

              (a) The Committee shall specify the business criteria for each Performance Objective, setting forth the nature of the performance to be measured. The Committee may limit the scope of any business criteria authorized under the 1995 Plan, and set forth in detail any terms relating to such business criteria as the Committee deems necessary or desirable to enable Performance Objectives to be unambiguous and subject to precise measurement.

              (b) Because multiple Performance Objectives will be designated for each Award, the Committee shall specify the weighting to be given each Performance Objective. Such weighting will be expressed as a percentage, by which a Participant's Award Potential may be multiplied to determine the portion of the Award Potential that relates to a given Performance Objective.

              (c) The Committee shall designate for each Performance Objective a Minimum, Target, and Maximum Performance Level. The Minimum Performance Level will represent the threshold level of performance required before any Award Potential will be deemed to be earned with respect to a given Performance Objective. The Target Performance Level will represent the level of performance required in order that the Target Award Potential will be deemed to be earned with respect to a given Performance Objective. The Maximum Performance Level will represent the level of performance required in order that the Maximum Award Potential

----------------------
(1) As approved by the Management Development and Compensation Committee on December 14, 2000.







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                     will be deemed to be earned with respect to a given
                     Performance Objective.

              (d) The Committee shall designate the Performance Year to which the Performance Objectives relate.

       4.3 Guidelines for Establishing Performance Levels. In establishing Performance Levels, the Minimum Performance Level will represent less than desired performance, the Target Performance Level will represent superior, professional performance under existing circumstances rather than ordinary performance, and the Maximum Performance Level will represent distinguished performance expected to be achieved only rarely, e.g., something on the order of two out of ten times. Although the Target Award Potential represents 67% of the Maximum Award Potential, there is no requirement that Target Performance Levels bear any particular mathematical relationship to Maximum Performance Levels or Minimum Performance Levels.

       4.4 Notification of Awards. The Company shall notify members of the class of eligible employees of their selection for participation, the authorization of Awards, and the applicable Performance Objectives as promptly as practicable. Such notification shall be accomplished in any reasonable manner, in the discretion of the Committee.

5.     Settlement of Awards in Cash and Restricted Stock

       5.1 Determination of Earned Award Potential and Limitation Thereof. As promptly as practicable following the end of each Performance Year, the Committee shall determine whether and the extent to which Performance Objectives and other material terms and conditions relating to each Participant's Award for such Performance Year have been achieved and satisfied, and shall determine the Award Potential, if any, deemed to be earned with respect to each such Award (the "Earned Award Potential"). In the event that a Participant's Earned Award Potential exceeds $2,000,000, the Earned Award Potential for such Participant's Award shall be reduced to that amount.

       5.2 Payment of Cash and Grant of Restricted Stock. At the time the Committee determines a Participant's Earned Award Potential under
              Section 5.1, each Participant shall become entitled, subject to Sections 5.3 and 5.4, to receive a payment in cash equal to his or her Earned Award Potential. Such cash payment shall be made as promptly as practicable after the determination by the Committee of the Participant's Earned Award Potential. Participants may request that the Committee pay his or her award 60% in cash and the balance in a






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              number of shares of common stock of the Company, equal to 40% of his or her Earned Award Potential divided by the Fair Market Value of common stock on the last trading day of the performance year. Upon approval by the Committee, the award shall be paid to the requesting Participant in that manner. Such common stock may consist in whole or in part, of authorized and unissued shares or treasury stock.

       5.3 Committee Discretion. The Committee may, at any time prior to the payment under Section 5.2, adjust or modify Performance Objectives, Award Potentials, or other Award terms (1) in recognition of unusual or nonrecurring events affecting the Company or any Eligible Unit, or the financial statements or results thereof, or in response to changes in applicable laws (including tax, disclosure, and other laws), regulations, accounting principles, or other circumstances deemed relevant by the Committee, (2) in view of the Committee's assessment of the business strategy of the Company and Eligible Units thereof, performance of comparable organizations, economic and business conditions, personal performance of the Participant, and other circumstances deemed relevant by the Committee, or (3) with respect to any Participant whose position or duties with the Company or any subsidiary has changed; provided, however, that no such adjustment or modification may be made with respect to an Award granted to a "covered employee" within the meaning of Code
              Section 162(m) and regulations thereunder if and to the extent that such adjustment or modification would increase the amount of compensation payable to such covered employee upon achievement of the existing Performance Objectives. Examples of considerations which might influence the Committee in exercising its discretion hereunder include:

              (a) Achievement of a rate of return on stockholders' equity which was either significantly more or significantly less than the Committee's estimate of the Company's competitive cost of equity.

              (b)    The existence of compensation restraints at an Eligible
                     Unit.

              (c) A substantial change in the established strategic performance objectives during the period.

              (d) A substantial change in the composition of an Eligible Unit during the period.

       5.4 Settlement of Award In the Event of Termination. In the event of a Participant's Termination, such Participant (or his or her beneficiary) shall receive, in lieu of payment of all amounts specified in Section 5.2, settlement of such Participant's Award as provided in this Section 5.4.






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              In the event of a Participant's Termination by reason of Normal
              Retirement, death, or full and permanent disability (as determined by the Committee) prior to the end of a Performance Year to which an Award relates, the Participant's Earned Award Potential shall be 100% of the Earned Award Potential otherwise determined under
              Section 5.1. (However, the definition of "Base Salary" will have the effect of prorating the Participant's Earned Award Potential according to the salary actually earned during the year to the date of retirement.) In the event of a Participant's Termination for any reason other than an involuntary Termination for Cause after the end of a Performance Year to which an Award relates but prior to settlement of an Award relating to such Performance Year, the Participant's Earned Award Potential shall equal 100% of the Earned Award Potential otherwise determined under Section 5.1. In any case, the Participant's Earned Award Potential shall be determined by the Committee at such time as determinations are otherwise made under Section 5.1, and settlement of his or her Award shall be made as promptly as practicable thereafter.

              Any settlement under this Section 5.4 shall be made in the form of a payment in cash equal to 100% of the Participant's Earned Award Potential (as adjusted under this Section 5.4).

              In the event of a Participant's Termination (i) for any reason other than Normal Retirement, death, or full and permanent disability (as determined by the Committee) prior to the end of a Performance Year to which an Award relates or (ii) which is an involuntary Termination for Cause after the end of a Performance Year to which an Award relates but prior to the Committee's determination of the Participant's Earned Award Potential with respect to such Award, any Award of such Participant for which such Earned Award Potential has not previously been determined shall be forfeited.

       5.5 Certification. Determinations by the Committee under this Section 5 shall be set forth in a written certification, which may include for this purpose approved minutes of a meeting of the Committee at which such determinations were made.

6.     Restricted Stock

       6.1 Effective January 6, 1999, all restrictions against transfer and forfeiture conditions applicable to the outstanding Restricted Stock shall terminate and all such shares which had not previously been forfeited shall become transferable and nonforfeitable. In addition, on such






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              date, the Company shall repurchase from the Participants all outstanding Restricted Stock with respect to which the Fair Market Value on January 6, 1999 is more than 10% below the Fair Market Value which was used at the time of grant to calculate the number of shares awarded ("Original Grant Value"). Such repurchases shall be paid for by the Company as soon as practicable in cash (subject to necessary withholding) at a price per share equal to the Original Grant Value. With respect to awards made in the form of a deferred right to receive common stock of the Company (United Kingdom Participants only), the Company shall issue common stock with respect to those awards which are not being purchased for cash, and with respect to the awards which the Company is repurchasing, the Company shall pay cash to the Participants in an amount per share equal to the Original Grant Value (subject to necessary withholding) in satisfaction of its obligation to deliver those shares.

       6.2 Delivery of Stock Certificates Upon Termination of Restricted Period. Following termination of the Restricted Period applicable to Restricted Stock, the Company shall upon Participant's request, promptly cause to be delivered to the Participant one or more certificates representing the shares granted as such Restricted Stock (which shares shall no longer be deemed to be Restricted Stock), with any legends no longer applicable to such shares removed from such certificate(s).

7.     Tax Withholding

       7.1 Upon the termination of the Restricted Period applicable to Restricted Stock, the Company will withhold from such Restricted Stock, whole shares of Common Stock which shall be sufficient in value to satisfy all or a portion of such tax withholding obligations.

       7.2 Shares withheld or surrendered under this Section 7 shall be valued at their Fair Market Value on January 6, 1999. The Committee may, in its discretion, impose restrictions on any share withholding and surrender under this Section 7, including restrictions on Participants subject to Section 16 of the Exchange Act, in order to ensure that the grant of a right to elect such share withholding and provide the opportunity to such Participants to avail themselves of an exemption for the actual withholding or surrender of shares from short-swing profits liability under the Exchange Act.

8.     Administration

              Administrative details relating to Awards shall be handled by the Administrator, which shall be one or more individuals, employed in the Company's corporate office, designated by the Chief Executive Officer of the Company to serve in such capacity.







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                                                                  Exhibit 1995-I

                       ANNUAL INCENTIVE AWARDS AUTHORIZED
                                    FOR 1995


The following sets forth the name of eligible officers for whom Annual Incentive Awards are authorized for the 1995 Performance Year. Opposite the name of each Participant is the Exhibit setting forth the Performance Objectives applicable to such Participant.

                                                                              Exhibit Setting Forth
                     Name                                                     Performance Objective

                                                                                 Exhibit 1995-II
         -----------------------------------

                                                                                 Exhibit 1995-III
         -----------------------------------

                                                                                 Exhibit 1995-III
         -----------------------------------

                                                                                 Exhibit 1995-IV
         -----------------------------------

                                                                                 Exhibit 1995-IV
         -----------------------------------

                                                                                 Exhibit 1995-IV
         -----------------------------------

                                                                                 Exhibit 1995-V
         -----------------------------------






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                                                               Exhibit 1995-____

                         PERFORMANCE OBJECTIVES FOR 1995
                             ANNUAL INCENTIVE AWARDS

                            [NAME OF ELIGIBLE UNIT:]



                                                                         Performance Level
                                                          ------------------------------------------------
Weight                      Business Criteria               Minimum           Target           Maximum



Notes






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